Exhibit 2.1

Plan of Conversion

Of

Korth Direct Mortgage, LLC

Into

Korth Direct Mortgage Inc.

This Plan of Conversion (this “Plan”), dated as of May 31, 2019, is hereby adopted and approved by Korth Direct Mortgage, LLC, a Florida limited liability company (“KDM LLC”), in order to set forth the terms, conditions and procedures governing the conversion of KDM LLC into a Florida corporation pursuant to F.S 605.1041-1046 of the Florida Revised Limited Liability Company Act (the “LLC Act”).

WHEREAS, KDM LLC is a limited liability company formed and existing under the laws of the State of Florida;

WHEREAS, the internal affairs of KDM LLC and the conduct of its business are governed by that certain Second Amended and Restated Operating Agreement of KDM LLC, dated as of June 21, 2017 (the “LLC Agreement”); and

WHEREAS, the manager and the sole member of KDM LLC have determined that it is in the best interests of KDM LLC and its sole member for KDM LLC to convert into a Florida corporation pursuant to F.S 605.1041-1046 upon the terms and conditions and in accordance with the procedures set forth herein, and the manager and sole member of KDM LLC have authorized and approved the Conversion and the execution, delivery and filing of any and all instruments, certificates and documents necessary or desirable in connection therewith;

NOW, THEREFORE, KDM LLC does hereby adopt this Plan to effectuate the conversion of KDM LLC into a Florida corporation as follows:

1.       Conversion; Effect of Conversion. Upon and subject to the terms and conditions of this Plan and pursuant to the relevant provisions of the LLC Act, including, without limitation, F.S 605.1041-1046 of the LLC Act, KDM LLC shall convert (referred to herein as the “Conversion”) into a Florida corporation named “Korth Direct Mortgage Inc. (referred to herein as “KDM Inc.”) at the Effective Time (as defined below). KDM Inc. shall thereafter be subject to all of the provisions of the Florida Business Corporation Act, (the “FBCA”), except that the existence of KDM Inc. shall be deemed to have commenced on the date KDM LLC commenced (or is deemed to have commenced) its existence. The Conversion shall not be deemed to affect any obligations or liabilities of KDM LLC incurred prior to the Effective Time or the personal liability of any person incurred prior thereto. KDM LLC shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a dissolution of KDM LLC and shall constitute a continuation of the existence of KDM LLC in the form of a Florida corporation. Upon the Effective Time, all of the rights, privileges and powers of KDM LLC, and all property and all debts due to KDM LLC, as well as all other things and causes of action belonging to KDM LLC, shall be vested in KDM Inc. and shall thereafter be the property of KDM Inc. as they were of KDM LLC, and all rights of creditors and all liens upon any property of KDM LLC shall be preserved unimpaired, and all debts, liabilities and duties of KDM LLC shall thereafter attach to KDM Inc. and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Plan of Conversion

2.       Articles of Conversion; KDM Inc. Charter Documents; Effective Time. The Conversion shall be effected by the filing with the Secretary of State of Florida of: (a) duly executed Articles of Conversion, substantially in the form of Exhibit A attached hereto (the “Articles of Conversion”), and (b) duly executed Articles of Incorporation of KDM Inc., substantially in the form of Exhibit B attached hereto (the “Articles of Incorporation”). Subject to the foregoing, the Conversion shall be effective upon the filing of (i) the Articles of Conversion and (ii) the KDM Inc. Articles of Incorporation with the Secretary of State of the State of Florida (the “Effective Time”).

3.       Governance and Other Matters Related to KDM Inc..

(a)       By-Laws. At the Effective Time, the By-Laws of KDM Inc. shall be as set forth in Exhibit C attached hereto (the “By-Laws”), and shall be adopted as such by the Board of Directors of KDM Inc.

(b)       Directors and Officers. The directors and officers of KDM Inc. immediately after the Effective Time shall be those individuals who are set forth in the Organizational Minutes of KDM Inc. annexed as Exhibit D hereto and, after the Effective Time, KDM Inc. and its Board of Directors shall take such actions to cause each of such individuals to be appointed as a director and/or officer, as the case may be, of KDM Inc..

4.       Effect of the Conversion on the Units of KDM LLC.

(a)       Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of KDM LLC, KDM Inc. or any equity holder thereof, the membership interests of KDM LLC (collectively “Units”) shall be converted into 5,000,000 shares of the common stock of KDM, Inc., par value $.001 per share, each of which shares shall be a validly issued, fully paid and nonassessable share of KDM Inc. common stock, par value $0.01 per share (the “Common Stock”). All such shares of Common Stock will be duly issued, fully paid and nonassessable. Following the Effective Time, all Units of KDM LLC shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Unit immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive shares of the Common Stock as provided herein.

(b)       Exchange of Units for Stock Certificates. Promptly following the Effective Time, KDM, Inc., shall deliver to the record holder of Units one or more certificates representing that number of shares of Common Stock and/or Preferred Stock into which such holder’s Units were converted pursuant to the Conversion or, if KDM, Inc., shall elect not to issue share certificates, it shall confirm tn writing the number of shares of Common Stock held the holder of the Units.

(c)       No Further Ownership Rights in Units. All shares of Common Stock issued in exchange for Units pursuant to the Conversion shall be deemed to have been issued in full satisfaction of all rights pertaining to the Units under the LLC Agreement. After the Effective Time, there shall be no further registration of transfers on the transfer books of KDM LLC of the Units that were outstanding immediately prior to the Effective Time.

Plan of Conversion

5.       Further Assurances. If, at any time after the Effective Time, KDM Inc. shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in KDM Inc. its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of KDM LLC, or (b) to otherwise carry out the purposes of this Plan, KDM Inc. and its proper officers and directors (or their designees), are hereby authorized to solicit in the name of KDM LLC any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of KDM LLC all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of KDM LLC, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of KDM LLC and otherwise to carry out the purposes of this Plan.

6.       Implementation and Interpretation; Termination and Amendment. This Plan shall be implemented and interpreted, prior to the Effective Time, by the manager of KDM LLC and, following the Effective Time, by the Board of Directors of KDM Inc., (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of KDM LLC or KDM Inc., as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties. The LLC manager or the Board of Directors of KDM Inc., as applicable, at any time and from time to time, may terminate, amend or modify this Plan.

7.       Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein

8.       Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

9.       Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, Korth Direct Mortgage, LLC, has caused this Plan to be executed by its duly authorized representative as of the date first stated above.

Korth Direct Mortgage, LLC

By:	/s/ James W. Korth
James W. Korth,
Chief Executive Officer and Manager

Plan of Conversion

Exhibit A

Articles of Conversion

For

Korth Direct Mortgage, LLC

Into

Korth Direct Mortgage Inc.

The Articles of Conversion are submitted to convert the following Florida limited liability company into a “Converted or Other Business Entity” in accordance with §605.1045, Florida Statutes.

1.       The name of the Florida limited liability company converting into the Converted or Other Business Entity is Korth Direct Mortgage, LLC

2.       The name of the Converted or Other Business Entity is Korth Direct Mortgage Inc.

3.       The Converted or Other Business Entity is a corporation formed under the laws of Florida. The formation document is attached.

4.       The plan of conversion has been approved by the converting entity, Korth Direct Mortgage, LLC, in accordance with Chapter 605, F.S. Sections 605.1041-605.1046.

5.       This conversion shall be effective in Florida upon filing of these Articles of Conversion.

6.       The Converted or Other Business Entity, Korth Direct Mortgage Inc., has agreed to pay any members of Korth Direct Mortgage, LLC, having appraisal rights the amount to which such members are entitled under Chapter 605, F.S. Sections 605.1006 and 605.1061-605.1072.

Plan of Conversion

Exhibit B

Articles of Incorporation

of

Korth Direct Mortgage Inc.

(In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit))

ARTICLE I

NAME

The name of the Corporation shall be Korth Direct Mortgage Inc.

ARTICLE II

PRINCIPAL OFFICE

The principal street address and mailing address of the Corporation is 2937 SW 27th Avenue, Suite 307, Miami, Florida 33133

ARTICLE III

PURPOSE

This Corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida, including, without limitation, the Florida Business Corporation Act (the “FBCA”), F.S. Sec. 607.0101 et seq.

ARTICLE IV

CAPITALIZATION

(a)           Authorized Shares.  The aggregate number of shares which the corporation shall have the authority to issue is 100,000.000 shares, of which (i) 60,000,000 shares shall be designated “Common Stock,” par value $.001 per share, and (ii) 40,000.000 shares shall be designated “Preferred Stock,” par value of $.001 per share.

(b)           Rights, Preferences and Restrictions of Preferred Stock.  The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.  Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or series thereof in certificates of determination or this Corporation’s Articles of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock.  Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.  The board of directors of this Corporation is expressly granted authority, without shareholder approval, and within the limits of the FBCA, to take all of the foregoing action.

(c)           Other Designations.  The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the Board of Directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s Bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the Board of Directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

Plan of Conversion

(d)           Consideration for Shares. All shares of Common Stock and Preferred Stock shall be issued by the Corporation pursuant to the FBCA for consideration determined by the Board of Directors to be adequate and consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, property or services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation. All shares shall be fully paid and non-assessable.

(e)           Dividends.  Dividends  in  cash,  property  or  share  of  the  Corporation  may  be  paid on Common and Preferred Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent, and in the manner, permitted by law.

ARTICLE V

REGISTERED AGENT

The name and Florida street address of the registered agent is: Holly C. MacDonald-Korth, 2937 SW 27th Ave., Suite 307, Miami, Florida 33133

ARTICLE VI

INCORPORATOR

The name and address of the incorporator is James W. Korth, 2937 SW 27th Avenue, Suite 307, Miami, Florida 33133.

Having been named as registered agent to accept service of process for the above stated Corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Plan of Conversion

Exhibit C

By-Laws

of

Korth Direct Mortgage Inc.

ARTICLE 1

MEETINGS OF SHAREHOLDERS

1.1	Annual Meeting

The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of this corporation. The annual meeting shall be held for the purpose of electing directors and for making reports of the affairs of the corporation. Any other business properly brought before the meeting may be transacted at the annual meeting.

1.2	Special Meetings

Unless otherwise provided in the Articles of Incorporation, special meetings of the shareholders shall be held when directed by the Chairman of the Board, the Chief Executive Officer, the President, or by a majority of the Directors. A shareholder request for a special meeting shall state the purpose(s) of the proposed meeting and shall include the information required for business to be properly brought by a shareholder before the annual meeting of shareholders set forth in this Article 1 of these Bylaws with respect to any Director nominations or other business proposed to be presented at the special meeting and as to the shareholder(s) requesting such meeting. Business transacted at a special meeting requested by a shareholder(s) shall be limited to the purpose(s) stated in the request; provided, however, that nothing in these Bylaws shall prohibit the Board of Directors from submitting matters to the shareholders in any special meeting requested by shareholders.

The Board of Directors may prescribe an order of business for meetings of shareholders. The Chairman of the Board, or in his absence, the President, if then a separate officer, shall preside at meetings of the shareholders; provided, however, that the Board of Directors may for any meeting of shareholders designate another officer or officers to preside.

No business shall be conducted at a meeting of the shareholders except in accordance with the procedures set forth in this Article 1. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in this Article. The proposal of other business that may properly be considered by shareholders at a meeting may be made only (i) pursuant to the Company’s notice of meeting given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of Directors as permitted by law or (iii) by any shareholder of the Company who was a shareholder of record at the time such shareholder gives notice of such proposal as provided for in this Article, who is entitled to vote on the proposal and who complies with the notice procedures set forth in this Article.

For business to be properly brought by a shareholder before the annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary of the Company and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice of intention to make a nomination or to propose other business at the annual meeting must either (i) be sent to the Company in compliance with the requirements of SEC Rule 14a-8, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the most recent annual meeting of shareholders or, if the date of the annual meeting of shareholders is more than 30 days earlier or later than such anniversary date, then not later than the close of business on the 10th day after public disclosure of the meeting date.

Only matters as are stated in the notice of a special meeting of shareholders shall be brought before such a meeting and, in the case of a special meeting properly noticed for the election of directors, notice of a shareholder’s intention to make a nomination, in order to be timely, must be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day after public disclosure of the meeting date.

Plan of Conversion

A shareholder’s notice to the Secretary to submit business for action at the annual meeting of shareholders shall set forth either the information required by SEC Rule 14a-8 if submitted in accordance with and permitted by such rule or, if a nomination for the election of a director at the annual meeting or a special meeting of shareholders or otherwise not in accordance with such rule: as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the business is being submitted: (i) the name and address of the shareholder and such beneficial owners, (ii) the class, series and number of all shares of stock of the Company held of record and beneficially by such shareholder and such beneficial owners, and a representation that such shareholder will notify the Company in writing of the class, series and number of such shares owned of record and beneficially as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) a representation that the shareholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) a brief description of the business desired to be submitted to the meeting of shareholders, including the complete text of any resolutions and any amendment to any Company document intended to be presented at the meeting of shareholders, (v) any personal or other direct or indirect material interest of the shareholder and such beneficial owners in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price change for, or maintain, increase or decrease the voting power of, such shareholder or such beneficial owners with respect to shares of stock of the Company, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vii) all other information relating to the proposed business which may be required to be disclosed under the Florida Business Corporation Act, (the “FBCA”) or included in a proxy statement filed pursuant to the proxy rules of the SEC and (viii) if the shareholder intends to make a nomination, (a) information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. Notice of intention to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Company if elected.

The officer presiding at the meeting of shareholders shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business. The presiding officer shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Article 1, in which case such business shall not be transacted.

1.3	Place of Meetings

The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal place of business of the corporation.

1.4	Notice

Except as otherwise provided in Chapter 607, Florida Statutes, written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by, or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed effective when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

1.5	Waiver of Notice of Meeting

Whenever any notice is required to be given to any shareholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.

Plan of Conversion

1.6	Fixing of Record Date

In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the board of directors may fix, in advance, a record date, not more than sixty (60) days before the date of the meeting or any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

If no prior action is required by the Board of Directors, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under Section 1.14 of this Article.

1.7	Voting Record

After fixing a record date for a meeting of shareholders, the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days before the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal place of business, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. Any shareholder of the corporation or the shareholder's agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of Section 607.1602(3), Florida Statutes) during regular business hours at the shareholder's expense, during the period it is available for inspection.

The corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

1.8	Quorum; Adjourned Meetings

(a)       Unless the Articles of Incorporation provide for a different proportion, shareholders holding at least a majority of the corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), is necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Florida, the Articles of Incorporation or these Bylaws, at least the holders of a majority of the corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

(b)       If a quorum does not represent a majority of the corporation’s capital stock the person presiding at the meeting may adjourn the meeting from time-to-time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business maybe transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a shareholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each shareholder of record as of the new record date. The shareholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough shareholders to leave less than a quorum of the voting power.

1.9	Voting Per Share

If a quorum is present, unless in these Bylaws, the Articles of Incorporation, the FBCA, or other applicable law or the rules and regulations of any stock exchange applicable to the corporation, an action by the shareholders entitled to vote on the matter, other than the election of directors, is approved by and is the act of the shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required by any action of the shareholders by the laws of the State of Florida, the Articles of Incorporation, or any stock exchange applicable to the corporation, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

1.10	Voting of Shares

A shareholder may vote at any meeting of shareholders of the corporation, either in person or by proxy.

Shares standing the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by a person or persons designated by the Board of Directors of the corporate shareholder. In the absence of any such designation or, in the case of conflicting designations by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote the shares.

Plan of Conversion

Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without the transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of, a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionately; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

1.11	Proxies

Any shareholder of the corporation, other person entitled to vote on behalf of a shareholder pursuant to the FBCA, or attorney-in-fact for such persons, may vote the shareholder's shares in person or by proxy. Any shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the secretary of the corporation or such other officer or agent authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting or, if only one (1) is present, that one (1) may exercise all the powers conferred by the proxy, but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of the shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

1.12	Voting Trusts

One (1) or more shareholders of this corporation may create a voting trust, conferring on a trustee or trustees, the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee.

1.13	Shareholders' Agreements

Two (2) or more shareholders of this corporation may provide for the manner in which they will vote their shares by signing an agreement for that purpose, subject to the requirements of the FBCA. \Nothing in that agreement shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

1.14	Action Without a Meeting

Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action must be evidenced by one (1) or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the corporation at its principal office, or to the corporate secretary or other office or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

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Any written consent may be revoked before the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or its principal place of business, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

If required by the FBCA, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice, if required, shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided under the Articles of Incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

A consent signed as required by this section has the effect of a meeting vote and may be described as such in any document.

Whenever action is taken as provided in this section, the written consent of the shareholders consenting or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

1.15	Voting for Directors

Unless otherwise provided in the Articles of Incorporation, directors will be elected by a plurality of the votes cast at the election.

ARTICLE 2

DIRECTORS

2.1	Function

All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of the Board of Directors.

2.2	Qualification

Each director must be a natural person at least twenty-five (25) years of age, but need not be a resident of the State of Florida or a shareholder of this corporation.

2.3	Compensation

Each director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

2.4	Duties of Directors

A director shall perform his or her duties as a director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by:

(a)       One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b)       Counsel, public accountants or other persons as to matters which the director reasonably believes to be within that person's professional or expert competence; or

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(c)       A committee of the Board upon which he or she does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause that reliance described above to be unwarranted.

A person who performs his or her duties in compliance with this section shall have no liability by reason of being or having been a director of this corporation.

2.5	Presumption of Assent

A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

2.6	Number

This corporation shall have no more than ten and no less than one directors. The number of directors may be increased or decreased from time-to-time by amendment to these Bylaws, but no decrease shall have the effect of shortening the terms of any incumbent directors.

2.7	Term

Each member of the Board of Directors shall hold office for the term designated in the meeting of shareholders at the time they are elected and until a successor shall have been elected and qualified, or until his or her earlier resignation, removal from office or death.

2.8	Vacancies

Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board Directors. A vacancy shall exist upon the resignation, death or removal of a director, or if there shall be at any time be fewer than the maximum number of Directors authorized by the Company’s Articles of Incorporation or these Bylaws. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

2.9	Resignation of Directors

Any director may resign at any time by giving written notice to the corporation, the Board of Directors, or its chairman. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which even the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

2.10	Removal of Directors

Any director, or the entire Board of Directors, may be removed, with or without cause, by action of the shareholders, except that a director may not be removed if the number of votes sufficient to elect him under cumulative voting, if permitted, is voted against his removal. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

2.11	Quorum and Voting

A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law the Articles of Incorporation or these Bylaws, a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time-to-time, without notice other than announcement at the meeting, until a quorum shall be present; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining Directors until the vacancy has been filled.

The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

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2.12	Director Conflicts of Interest

No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies the contract or transaction, or because his or their votes are counted for that purpose, if:

(a)       The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors; or

(b)       The fact of that relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction in good faith by vote or written consent; or

(c)       The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of it that authorizes, approves or ratifies such contract or transaction.

2.13	Executive and Other Committees

The Board of Directors (i) may, by resolution passed by the Board of Directors, designate one or more committees and (ii) shall during such period of time as any securities of the corporation are listed on a national securities exchange by resolution passed by the Board of Directors, designate all committees required by the rules and regulations of the any such exchange. The Board of Directors may designate one or more directors of alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time-to-time by resolution adopted by the Board of Directors or required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

2.14	Time, Place, Notice and Call of Meetings

An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders and at such other time and places as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors without other notice than the resolution.

Special meetings of the Board of Directors may be called by the chairman of the board, the president, or any director.

The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of the meeting shall be the principal office of the corporation in Florida. Such meetings may also be held entirely electronically or telephonically, at the option of the person or persons that called the special meeting.

Notice of any special meeting of the Board of Directors may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness of notice given in connection with any special meeting of the Board of Directors shall be determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days before the meeting either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting.

Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

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2.15	Waiver of Notice

Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during, or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

2.16	Action Without a Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of it may be taken without a meeting if a consent in writing, stating the action so taken without a meeting, is signed by all the directors. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

2.17	Fees and Compensation

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed and determined by the Board.

ARTICLE 3

OFFICERS

3.1	Officers

The officers of this corporation shall consist of a Chairman, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this corporation, and shall serve until their successors are chosen and qualified. Other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a President, Secretary or Treasurer shall not affect the existence of this corporation.

3.2	Duties. The officers of this corporation shall have the following duties:

3.2.1       The President. The president shall have the following powers and duties:

(a)       If no chief executive officer has been appointed, she shall be the chief executive officer of the corporation and, subject to the direction of the board of directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

(b)       If no chairman of the board has been chosen, or if such officer is absent or disabled, she shall preside at meetings of the shareholders and board of directors;

(c)       He or she shall be a member of the executive committee, if any;

(d)       He or she shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(e)       He or she shall have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the board of directors.

3.2.2       Chairman of the Board. The Chairman of the Board may be an officer of the corporation, subject to the control of the Board, and shall report directly to the Board.

3.2.3       Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the corporation, subject to the control of the Board, and shall report directly to the Board.

3.2.4       Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as he may agree with the Chief Executive Officer or President or as the Board may from time to time determine.

3.2.5       Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as he may agree with the Chief Executive Officer or President or as the Board may from time to time determine. A Vice President need not be an officer of the corporation and shall not be deemed an officer of the corporation unless elected by the Board.

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3.2.6       Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the shareholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the corporation are duly given and served; the Secretary shall be custodian of the seal of the corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the corporation (unless the seal of the corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; the Secretary shall have charge of the books, records and papers of the corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as he may agree with the Chief Executive Officer or President or as the Board may from time to time determine.

3.2.10        Assistant Secretaries. Any Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Secretary or by the Chief Executive Officer or President. An Assistant Secretary need not be an officer of the corporation and shall not be deemed an officer of the corporation unless elected by the Board.

3.3	Removal of Officers

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the corporation will be served by such removal.

Any vacancy, however occurring, in any office may be filled by the Board of Directors unless these Bylaws shall have expressly reserved that power to the shareholders.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

3.4	Indemnification

This corporation shall have the power to and shall indemnify any person who was or is a party to any proceeding from any liability or expenses incurred by reason of the fact that such person is or was an officer of this corporation, to the full extent allowed under the laws of the State of Florida.

ARTICLE 4

STOCK CERTIFICATES

4.1	Issuance

The form and substance of the issuance of shares of stock of this corporation will be under the auspices of the Board of Directors and may in the form of a Master Stock Certificate and delivered to such transfer agents or other entities that may book entry the names of the registered holders of interest in the Certificates. The Company may act as its own transfer agent under the supervision of the Board of Directors.

ARTICLE 5

BOOKS AND RECORDS

This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors. This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE 6

CORPORATE SEAL

The corporate seal of the corporation shall be a circular seal with the name of the corporation around the border and the year of organization in the center.

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ARTICLE 7

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

These Bylaws may be altered, repealed or amended and new Bylaws may be adopted by action of the Board of Directors, subject to the limitations of the FBCA.

ARTICLE 8

INDEMNIFICATION

A.       The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (including any appeal therein), whether civil, criminal, administrative, investigative, legislative or otherwise (hereinafter, a “proceeding“), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or, while a director or officer of the Company, is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys fees (hereinafter, “expenses”), incurred in connection with such proceeding, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Notwithstanding the foregoing, except as provided in Paragraph E with respect to a suit to enforce rights to indemnification or advancement of expenses under this Article 8, the Company shall be required to indemnify a director or officer under this Paragraph A in connection with any suit (or part thereof) initiated by such person only if such suit (or part thereof) was authorized by the Board of Directors.

B.       In addition to the right to indemnification conferred by Paragraph A, a director or officer of the Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, also have the right to be paid by the Company the expenses incurred in defending any proceeding in advance of the final disposition of such proceeding upon delivery to the Company of an undertaking by or on behalf of such person to repay any amounts so advanced if (i) such person is ultimately found, under the procedure set forth in Paragraph C or by a court of competent jurisdiction, not to be entitled to indemnification under this Article 8 or otherwise, or (ii) where indemnification is granted, to the extent the expenses so advanced by the Company exceed the indemnification to which such person is entitled.

C.       To receive indemnification under Paragraph A, a director or officer of the Company shall submit to the Company a written request, which shall include documentation or information that is necessary to determine the entitlement of such person to indemnification and that is reasonably available to such person. Upon receipt by the Company of a written request for indemnification, if required by the FBCA, a determination with respect to the request shall be made (i) by the Board of Directors, acting by a quorum consisting of directors who are not parties to the proceeding upon a finding that the director or officer has met applicable the standard of conduct set forth in the FBCA, or (ii) if a quorum of such disinterested directors is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in Chapter 607, Florida Statutes, or by the shareholders upon a finding that such person has met such standard of conduct. The determination of entitlement to indemnification shall be made, and such indemnification shall be paid in full, within 90 days after a written request for indemnification has been received by the Company. Upon making a request for indemnification, a director or officer shall be presumed to be entitled to indemnification and the burden of establishing that a director or officer is not entitled to indemnification under this Article 8 or otherwise shall be on the Company.

D.       To receive an advancement of expenses under Paragraph B, a director or officer shall submit to the Company a written request, which shall reasonably evidence the expenses incurred by such person and shall include the undertaking required by Paragraph B. Expenses shall be paid in full within 30 days after a written request for advancement has been received by the Company.

E.       If a claim for indemnification or advancement of expenses is not paid in full by the Company or on its behalf within the time frames specified in Paragraph C or D, as applicable, a director or officer of the Company may at any time thereafter bring suit against the Company in a court of competent jurisdiction to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a director or officer of the Company to enforce a right to indemnification or advancement of expenses under this Article 8, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the such person is not entitled to be indemnified, or to such advancement of expenses, under this Article 8 or otherwise shall be on the Company.

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F.       Notwithstanding any other provision of this Article 8, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, a director or officer of the Company shall be entitled to indemnification against all expenses incurred by such person or on such person’s behalf if such person appears as a witness or otherwise incurs legal expenses as a result of or related to such person’s service (i) as a director or officer of the Company, or (ii) while a director or officer of the Company, at any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding to which such person neither is, nor is threatened to be made, a party.

G.       The Company may, to the extent authorized from time to time by the Board of Directors, or by a committee comprised of members of the Board or members of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Company who are not officers or directors of the Company with such scope and effect as determined by the Board, or such committee.

H.       The Company may indemnify any person to whom the Company is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the FBCA or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these Bylaws authorize the creation of other rights in any such manner. The right to be indemnified and to the advancement of expenses authorized by this Paragraph H shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

I.       The rights conferred by this Article 8 shall be contract rights and shall vest at the time a person agrees to become a director or officer of the Company. Such rights shall continue as to a person who has ceased to be a director or officer of the Company and shall extend to the heirs and legal representatives of such person. Any repeal or modification of the provisions of this Article 8 shall not adversely affect any right or protection hereunder of any director or officer in respect of any act or omission occurring prior to the time of such repeal or modification.

J.       If any provision of this Article 8 is held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article 8 (including without limitation, all portions of any paragraphs of this Article 8 containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article 8 (including, without limitation, all portions of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

K.       This Article 8 may be amended, modified or repealed either by action of the Board of Directors of the Company or by the vote of the shareholders.

ARTICLE 9

CONSTRUCTION OF BYLAWS WITH REFRENCE TO PROVISIONS OF LAW

9.1       Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

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9.2       Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 9.1 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

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CERTIFICATE OF ADOPTION OF

BYLAWS

OF

KORTH DIRECT MORTGAGE INC.

The undersigned hereby certifies that he is the duly elected, qualified and acting Chief Executive Officer of Korth Direct Mortgage Inc., a Florida corporation (the “Company”), and that the foregoing By-Laws were adopted as the Company’s By-Laws as of June 3, 2019, by the Company’s Board of Directors.

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Exhibit D

WRITTEN ACTION OF THE INCORPORATOR

AND FIRST BOARD OF DIRECTORS

OF

KORTH DIRECT MORTGAGE INC.

The undersigned, being the incorporator and the members of the first Board of Directors of Korth Direct Mortgage, Inc., a Florida corporation, hereby take the following written actions in lieu of holding a meeting regarding same, all pursuant to the terms of Section 607.0205, Florida Statutes:

1.	ARTICLES OF INCORPORATION

It is noted that the Corporation's Articles of Incorporation, previously subscribed to by James W. Korth, bearing a filing date of June 3, 2019, were duly filed by the office of the Department of State of the State of Florida on June 7, 2019.

2.	ELECTION OF BOARD OF DIRECTORS

Pursuant to Section 607.0205(1)(b), Florida Statutes, the undersigned hereby elects the following individuals to serve for the terms set forth below as Directors of this Corporation:

Name	Term
James W. Korth	5 years
Holly C. MacDonald-Korth	5 years
Pamela Hipp	3 years
Daniel Llorente	3 years
Jonathan L. Shepard	2 years

Said individuals shall serve as the Directors of this Corporation for their Term or until such time as the Stockholder(s) of this Corporation shall duly elect, qualify and seat new Directors, or until such time as the Stockholder(s) shall remove one or more of said Directors from office or until the death or resignation of any Director. The above named individuals, by virtue of their election as Directors of this Corporation, are hereby authorized to participate in this Written Action and to complete the initial organization of this Corporation.

3.	BY-LAWS

A draft of a code of By-Laws, in the form immediately preceding this Written Action, has been duly reviewed in its entirety by the Corporation's Board of Directors and the undersigned Director hereby adopts such draft as the official By-Laws of the Corporation.

4.	ELECTION OF OFFICERS

The following individuals be, and they hereby are, elected to the offices set forth opposite their names, to serve until their successors have been duly elected, qualified and seated:

Name	Age	Office
James W. Korth	68	Chairman of the Board, Chief Executive Officer and Director
Holly C. MacDonald-Korth	43	President and Chief Financial Officer and Director
Pamela J. Hipp	51	Director of Securities Marketing and Director
Daniel Llorente	40	Chief Lending Officer and Director
Jonathan L. Shepard	76	Secretary and Director

5.	REGISTERED OFFICE AND REGISTERED AGENT

RESOLVED, that the registered office and registered agent of the Corporation, as designated in the Corporation's Articles of Incorporation, be retained pending further action by the Board of Directors.

RESOLVED, that the seal, an impression of which is herewith affixed, be approved as the corporate seal of the Corporation.

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6.	APPROVAL AND IMPLEMENTATION OF PLAN OF CONVERSION AND FILING OF ARTICLES OF CONVERSION

RESOLVED, that the Corporation, acting through its president, secretary and the other officers of the Corporation, execute and deliver the Plan of Conversion between Korth Direct Mortgage, LLC, and the Corporation (the “Plan of Conversion”) in the form presented to the Incorporator and first Board of Directors, together with the Articles of Conversion filed or to be filed with the Florida Secretary of State, and such other documents and instruments as may be necessary to implement the Plan of Conversion; and

FURTHER RESOLVED, That the officers of this Corporation be, and they hereby are, authorized and directed to take such other actions as maybe necessary to authorize the issuance and delivery of shares of the Corporation’s common stock to J.W. Korth & Company Limited Partnership as the sole member of Korth Direct Mortgage, LLC, in accordance with the Plan of Conversion.

7.	FEES AND EXPENSES

RESOLVED, that the Secretary be, and hereby is, authorized and directed to procure the proper corporate books, and the Treasurer is hereby directed and authorized to pay all fees and expenses incident to and necessary for the organization of the Corporation.

Plan of Conversion